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                                                                 EXHIBIT 10.21

     [DESOTO, INC. LETTERHEAD]


                                                                 March 12, 1996





Mr. Fred Flaxmayer
7619 Sussex Creek Drive, #406
Darien, IL  60561

Dear Fred:

Reference is made to the letter from John Phillips to you, dated February 27, 1995 (the "Letter"), providing you with certain arrangements and assurances in light of the circumstances then prevailing at DeSoto, Inc. (the "Company"). Since then, of course, the situation at the Company has continued to deteriorate, and the prospect of a change in control of the Company remains a distinct possibility.

It is, therefore, even more vital presently that the Company be able to rely upon your continued services as Controller of the Company; and it is the judgment of the Board of Directors that it remains in the Company's best interests and that of its shareholders and employees in maintaining the stability and preserving the integrity of the organization and avoiding the disruptive and adverse effects that might otherwise occur, to provide you with the following arrangement to secure your continued employment as Controller of the Company and otherwise motivate you on behalf of the Company.

Accordingly, the Company reaffirms the arrangement previously provided to you by the Company, as set forth in the Letter; and the Company hereby supplements that arrangement by providing that, in consideration of your remaining in the Company's employ as Controller from the date hereof until such time as there is a change in control of the Company (as hereinafter defined) and your continuing to expend your best efforts in the performance of your duties as Controller on behalf of the Company, the Company agrees to pay you, in the event such change in control shall occur, the sum of $50,000, as a bonus, within thirty (30) days of the date of such change of control. It is understood that such bonus shall be separate and apart from the severance payments to which you are entitled under the Letter, which severance payments shall be payable to you in the event your position is eliminated or moved away from the Chicago area, or your employment is otherwise terminated without good cause, within one (1) year of a change in control of the Company; but which bonus and severance payments



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shall not otherwise affect any other benefits (including COBRA and pension rights) and payments to which you may be entitled upon your leaving the employ of the Company.

For the purposes hereof, a "change in control" of the Company means a change of control of the Company of a nature required to be reported on Form 8-K pursuant to the Securities and Exchange Act of 1934, or otherwise in the event of a liquidation or sale of all or substantially all of the assets of the Company.

Additionally, the Company hereby agrees, with respect to the options you hold to purchase the Company's common stock under the Company's 1992 Stock Plan (the "Plan"), that in the event your employment with the company is terminated, in the event of a change in control, under any of the circumstances provided in the third paragraph on the first page hereof, such options (or those provided to you in exchange thereof upon such change in control) shall remain exercisable for a period of two (2) years from the date of such termination of employment, notwithstanding anything to the contrary provided in the Plan or your relevant stock option agreements.

If the foregoing correctly reflects your understanding of the arrangement under which you are prepared to continue your employment with the Company, please acknowledge below and return one copy of this letter to me, keeping another copy for your files.

It goes without saying that your services on behalf of the Company in the past and your continued efforts on its behalf are very much appreciated.

                                                     Very truly yours,

                                                     /s/ WILLIAM SPIER


                                                     William Spier
     ACKNOWLEDGED AND ACCEPTED:


       /s/  FRED FLAXMAYER
     -------------------------
          Fred Flaxmayer




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